Exhibit 99.1

Elme Communities Announces CFO Succession Plan

Washington, DC, November 9, 2022 – Elme Communities (“Elme” or the “Company”) (NYSE: ELME), a value-driven multifamily owner and operator, announced the planned retirement of Stephen E. Riffee, Executive Vice President and CFO, at the end of February 2023 and the Company’s CFO succession plan.

“Steve has been instrumental in our strategy to transform our company and strengthen our growth outlook,” said Paul T. McDermott, President and Chief Executive Officer. “He is a highly regarded and valued member of this leadership team who inspired and empowered our team members. He was critical to the success of our multifamily transformation and is leaving us with the strongest growth outlook we’ve had in recent history and a team that is well prepared for the future. It has been a pleasure to work with Steve and we wish him and his family the very best in his retirement. While he will be greatly missed by the Elme Communities family, we have an incredible team that will continue to drive our newly re-branded multifamily company forward.”

The Company announced a succession plan under which Steven Freishtat, currently Vice President, Finance, is expected to succeed Mr. Riffee as Chief Financial Officer following Mr. Riffee’s retirement. Mr. Freishtat has been with Elme Communities since 2015 and brings extensive knowledge of capital markets, strategic transactions, capital allocation, public company operations and financial planning, making him an ideal leader of our Finance team. Mr. Freishtat’s prior background before serving as Elme’s Vice President, Finance included financial planning and analysis for Marriott and as a banker with CapitalSource. He has been instrumental in the execution of our multifamily transformation and has spent significant time working closely with Mr. Riffee and the rest of the team, which has helped prepare for this succession. Mr. Freishtat holds a Bachelor of Science degree in Finance from Indiana University and a Masters of Business Administration from the Goizueta School of Business at Emory University. He earned his CPA in 1997 (inactive) and is a CFA Charterholder.

As part of the CFO succession plan, Drew Hammond, Vice President, Chief Accounting Officer and Treasurer is expected to be promoted to Senior Vice President, Chief Accounting Officer and Kelly O’Shields, Director, Real Estate Accounting is expected to be promoted to Vice President, Finance. Mr. Hammond has been with Elme Communities since 2012, leading corporate and property accounting operations, financial reporting, technical accounting, payroll and REIT and tax compliance. As a certified public accountant with 27 years of public and corporate accounting experience, Mr. Hammond has been instrumental in all the Company has accomplished during his tenure as a highly respected member of the Finance team. He will complement Mr. Freishtat as Elme continues its growth. Mr. Hammond brings the highest level of diligence to our team as a key leader for our future.

Ms. O’Shields is a certified public accountant with management-level experience in public accounting, real estate accounting, accounting policy and change management. Ms. O’Shields has grown and contributed in many key roles since joining the Company in 2019. Most recently, she played a central role in designing and implementing our new operating and technology platform. She has been an excellent leader on our Accounting and Finance team and will help the Finance team support the next phase of growth as a multifamily company.

Steve Riffee said, “It has been a privilege to serve at Elme and I am grateful to Paul, our Board, our shareholders and the entire Elme team for the trust and respect they have given me. I am so proud of the strength, capability, and character of this team. They worked tirelessly to execute the rare transformation of a REIT with a new vision and mission. I know that Steve is ready for this new opportunity, and he will be an excellent CFO and I am confident that Drew will continue to play a key role in the success of this team. Kelly personifies the excellence of leaders we have developed on this team and will contribute to the success of the team as she works to align with the other leaders in this Company. I leave a team of leaders, in addition to these three, that are aligned, dedicated and very capable. I will forever be grateful for the time we had together.”

Paul McDermott said, “Steve, Drew and Kelly are highly accomplished, capable leaders, and I am fully confident in their ability to execute our strategy. I look forward to working with each of them and the rest of our team as we work together to grow our Company and elevate the standard for value living.”

About Elme Communities

Elme Communities (formerly known as Washington Real Estate Investment Trust or WashREIT) is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The Company is a multifamily real estate investment trust that owns and operates approximately 8,900 apartment homes in the Washington, DC metro and the Sunbelt, and approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.

Forward Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the

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negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations, our portfolio and our rebranding, including the acquisition of apartment homes in the Southeastern markets, on the terms anticipated, or at all, the operational benefits from our operating model redesign on the timing contemplated or at all, and to realize any anticipated returns and benefits, including the performance of any acquired residential properties at the levels anticipated; whether our outlook will be consistent with expectations; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2021 Form 10-K filed on February 18, 2022. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Contact:

Investor Relations

Amy Hopkins

202-774-3253

ahopkins@elmecommunities.com

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